EXHIBIT 99.02

50 Barnes Park North, Suite 104, Wallingford, CT 06492 Tel: 1-877-DSL-NET1 Fax: 203-284-6102 Email: info@dsl.net Web: www.dsl.net www.getduet.com

Merger of DSL.net Into Subsidiary of MegaPath to be Effected at Close of Business Today

- DSL.net Common Stock Has Ceased Quotation on OTCBB at Market Close Today -

WALLINGFORD, Conn. - (BUSINESS WIRE), Mar. 29, 2006 - DSL.net, Inc. (OTCBB: DSLN), a nationwide provider of broadband communications services to businesses, today announced that its merger with and into MDS Acquisition, Inc., a wholly-owned subsidiary of MegaPath Inc., a privately held Internet service provider and DSL.net’s indirect parent company, will be completed at the close of business today. Since all outstanding shares of DSL.net’s common stock, other than shares held by MDS, will be converted into the right to receive cash upon the merger, MDS has requested that the quotation of DSL.net’s shares of common stock on the Over-the-Counter Bulletin Board service cease today, at market close. The merger is being effected by MDS as the Company’s greater-than-90% stockholder, without any action on the part of DSL.net’s board of directors or stockholders, in accordance with Delaware law, to be effective at 5:00 p.m., Eastern Time, today. MDS, as the surviving company, will change its name to “DSL.net, Inc.” at the time of the merger. MDS intends to then file a Form 15 with the Securities and Exchange Commission, seeking the deregistration of DSL.net’s shares of common stock.

As a result of these actions, DSL.net will merge with and into MDS, and MDS will survive under the name “DSL.net, Inc.,” as a wholly-owned subsidiary of MegaPath, and there will no longer be a public trading market for the Company’s shares of common stock.

About DSL.net
DSL.net, Inc. is a nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, www.getduet.com, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

About MegaPath
MegaPath is a leading provider of managed IP communications services in North America. MegaPath leverages its wide selection of broadband connectivity, Virtual Private Networks, Voice over IP (VoIP) and security technologies to enable businesses to lower costs, increase security and enhance productivity. Businesses of all sizes can easily and securely communicate between their headquarters, branch offices, retail locations, mobile workers, and business partners.

To learn more about why over 18,000 companies have chosen MegaPath’s managed IP data, voice and security services to improve their business communications, visit www.megapath.com or call 1-877-MegaPath (638-4342).

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under “Risk Factors” in DSL.net’s Annual Report on Form 10-K for the year ended December 31, 2005, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contacts:       Walter Keisch
wkeisch@dsl.net